The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-296897
Subject to Completion, Dated August 4, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated June 18, 2026)
$250,000,000
Common Stock

Twist Bioscience Corporation is offering $250.0 million of shares of its common stock.
Our common stock is listed and trades on the Nasdaq Global Select Market under the symbol “TWST.” On August 3, 2026, the last reported sale price on Nasdaq of our common stock on the Nasdaq Global Select Market was $101.06 per share.

Investing in our common stock involves risks. See the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to Twist Bioscience Corporation	$	$

(1)
See the section titled “Underwriting” for a description of the compensation payable to the underwriters.

We intend to grant the underwriters an option for a period of 30 days to purchase up to $37.5 million of additional shares of our common stock at the public offering price less underwriting discounts and commissions.
The underwriters expect to deliver the shares against payment in New York, New York on or about            , 2026.

Goldman Sachs & Co. LLC	William Blair	Leerink Partners	Guggenheim Securities
Prospectus Supplement dated            , 2026

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of our common stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying base prospectus before deciding to invest in our common stock.
In this prospectus supplement and the accompanying prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission (the “SEC”). This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed most recently with the SEC.
Neither we nor the underwriters have authorized any other person to provide you with any information other than that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any relevant free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our common stock.
When we refer to “Twist,” “we,” “our” and “us” in this prospectus supplement, we mean Twist Bioscience Corporation and its consolidated subsidiaries, unless otherwise specified.
“Twist Bioscience” is a registered trademark in the United States and, in some cases, in certain other countries, and our logo is an unregistered trademark of Twist Bioscience Corporation. All other brand names or trademarks appearing in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein, are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein, are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference contain statistical data, estimates and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. In some cases, we do not expressly refer to the sources from which this data is derived. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. In addition, industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this prospectus supplement and the documents incorporated by reference in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in these publications and other publicly available information.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. For a more complete understanding of our company and this offering, you should carefully read and consider the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including the factors described under the heading “Risk Factors” on page S-7 of this prospectus supplement and the documents incorporated by reference in this prospectus supplement.
Overview
We provide customizable solutions across the biological continuum that enable scientific discovery and development across therapeutics, diagnostics and other high-growth markets. Our proprietary silicon-based platform delivers precision, scale and speed, supporting consistent, high-quality performance across a broad range of applications.
At the core of our platform is a differentiated method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. By integrating proprietary hardware, software and scalable infrastructure, including our e-commerce platform, we achieve high levels of precision, automation and throughput at a lower cost relative to legacy methods.
We have extended this platform beyond DNA synthesis to offer an integrated portfolio that includes multiple products and services, including clonal genes, next-generation sequencing (“NGS”), sample preparation tools, antibody libraries and biologics discovery services. These solutions are designed to improve research efficiency, accelerate development timelines and deliver reproducible, high-quality data. Leveraging the same platform, we also manufacture synthetic RNA, express antibody proteins, perform characterization assays and deliver data to customers and partners.
Our solutions, DNA synthesis and protein solutions and NGS applications, support a wide range of applications, including traditional and AI-enabled therapeutics discovery, diagnostic development, industrial and applied research, agricultural biotechnology and academic research. By increasing efficiency and scalability in research and development, we support efforts to improve human health and sustainability.
As of September 30, 2025, we serve more than 3,800 customers annually across therapeutics, diagnostics, industrial and applied markets, academia, government and global supply partners, including 33 of the top 35 diagnostic companies, 19 of the top 20 pharmaceutical companies, 21 of the top 30 leading biotech companies and 41 of the top 50 worldwide universities. Our multi-channel commercial strategy includes direct sales teams aligned to key markets, an e-commerce platform that enables customers to design, validate and order customized products on demand, with real-time pricing and order tracking, a custom API for those wishing to order directly, an inside sales team and OEM agreements with many companies to expand our reach.
We believe our solutions address large and growing market opportunities. Based on multiple third-party industry reports and our internal estimates, we believe that new product introductions, together with market share gains, will expand our combined serviceable addressable market across our solutions to more than $13 billion by 2030. Specifically, we estimate that, by 2030, the serviceable addressable market for our NGS applications will be approximately $6 billion, within a total addressable market of more than $90 billion, growing at a blended rate of approximately 14% annually, and the serviceable addressable market for our DNA synthesis and protein solutions will be more than $7 billion, within a total addressable market of approximately $18 billion, growing at a blended rate of approximately 11% annually.
Recent Developments
Revenue for the third quarter of fiscal 2026 was $118.4 million. Net loss for the third quarter of fiscal 2026 was $35.1 million, or $0.56 per diluted share. Adjusted EBITDA for the third quarter of fiscal 2026 was $(11.3) million.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net (loss) income adjusted to exclude interest income, income tax expense, depreciation and amortization, other income/expense, net, and stock-based compensation expense. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP financial measures, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period and to our forward-looking guidance, and to identify operating trends in our business. However, non-GAAP information is not superior to financial measures calculated in accordance with GAAP, is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
The following table sets forth a reconciliation between adjusted EBITDA and net (loss) income attributable to common stockholders, the most directly comparable GAAP financial measure, for the three months ended June 30, 2026:
(In thousands)	Three months ended June 30, 2026
GAAP net (loss) income	$(35,051)
Add (Deduct) adjustments:
Interest income	$(1,500)
Income tax expense	311
Depreciation and amortization	6,778
EBITDA	$(29,462)
Add (Deduct) adjustments:
Other (income) expense, net	(40)
Stock-based compensation expense	18,176
Adjusted EBITDA	$(11,326)
Corporate Information
We were incorporated in Delaware on February 4, 2013. Our principal executive offices are located at 681 Gateway Blvd., South San Francisco, CA 94080. Our telephone number at that location is (800) 719-0671. Our corporate website address is www.twistbioscience.com. The information contained on our website is not incorporated by reference into this prospectus supplement and the accompanying base prospectus, and you should not consider any information contained on, or that can be accessed through, our website to be part of this prospectus supplement and the accompanying base prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

THE OFFERING
Issuer
Twist Bioscience Corporation
Common stock offered by us
$250.0 million of shares.
Underwriters’ option to purchase additional shares
We intend to grant the underwriters an option for a period of 30 days to purchase up to $37.5 million of additional shares of our common stock. The underwriters can exercise this option at any time within 30 days after the date of this prospectus supplement.
Shares of common stock outstanding after this
offering
          shares (or          shares if the underwriters exercise their option to purchase additional shares in full).
Use of proceeds
We expect to receive net proceeds from this offering of approximately $      million (or approximately $      million if the underwriters exercise in full their option to purchase additional shares), after deducting underwriting discounts and commissions and our estimated offering expenses.
We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and short-term investments, to fund research and development investments, expansion of manufacturing capacity, product offerings, and the remainder for working capital and other general corporate purposes. We may also use a portion of the net proceeds and our existing cash, cash equivalents and short-term investments to in-license, acquire or invest in complementary businesses, technology platforms, products or assets. However, we have no current commitments or obligations to do so. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our common stock offered by this prospectus supplement. See the section titled “Use of Proceeds.”
Risk factors
See the section titled “Risk Factors” in this prospectus supplement and the accompanying base prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq Global Select Market symbol
Our common stock is currently traded on the Nasdaq Global Select Market under the symbol “TWST.”
The number of shares of common stock outstanding immediately after this offering is based on 62,674,150 shares of common stock outstanding as of June 30, 2026, and excludes:
•
997,499 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2026, with a weighted-average exercise price of $33.15 per share;

•
2,602,711 shares of common stock underlying restricted stock units outstanding as of June 30, 2026;

•
2,394,498 shares of common stock underlying performance-based restricted stock units outstanding as of June 30, 2026;

•
2,623,685 shares of common stock reserved for future issuance under our 2018 Equity Incentive Plan (the “2018 Plan”), as of June 30, 2026, as well as any automatic increases in the number of shares of common stock reserved for issuance under the 2018 Plan;

•
861,767 shares of common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan (the “2018 ESPP”), as of June 30, 2026, as well as any automatic increases in the number of shares of common stock reserved for issuance under the 2018 ESPP; and

•
272,370 shares of common stock reserved for future issuance under our Amended and Restated Inducement Equity Incentive Plan (the “Inducement Plan”) as of June 30, 2026.

Unless otherwise indicated, all information in this prospectus supplement:
•
assumes no exercise of outstanding stock options or vesting of restricted stock described above;

•
assumes no exercise of the underwriters’ option to purchase additional shares of common stock; and

•
does not reflect the potential issuance of up to approximately $200.0 million of shares of common stock that remains available for sale from time to time as of the date of this prospectus supplement under an at-the-market program and sales agreement, dated June 18, 2026 (the “Sales Agreement”), with TD Securities (USA) LLC, as sales agent, of which no shares have been sold to date.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making a decision whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent Annual Report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent Quarterly Reports on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus supplement in their entirety, as updated or superseded by the risks described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, together with the other information in this prospectus supplement, the documents incorporated by reference and any applicable prospectus supplement or any free writing prospectus that we may authorize for use in connection with this offering. See the section titled “Where You Can Find More Information.” The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
Risks Relating to This Offering and Our Common Stock
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and our existing cash and cash equivalents, including for any of the purposes described in the section titled “Use of Proceeds,” and you will be relying on the judgment of our management regarding such application. Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline.
You may experience immediate and substantial dilution as a result of this offering.
The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Our net tangible book value per share as of June 30, 2026, was approximately $5.60 per share. After giving effect to this offering at the public offering price of $      per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, you will experience immediate dilution of $      per share (or $      per share if the underwriters exercise their option to purchase additional shares in full), representing the difference between the offering price and our as adjusted net tangible book value per share as of June 30, 2026. For a more detailed discussion of the foregoing, see the section titled “Dilution” below. To the extent after this offering we make any future equity issuances, including the issuance of common stock under our 2018 Plan, 2018 ESPP, and Inducement Plan, there will be further dilution to investors. In addition, to the extent we need to raise additional capital in the future by issuing equity securities under the Sales Agreement or otherwise issue shares of our common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution. Additionally, the new securities may have rights senior to those of our common stock offered in this offering.

Future sales of equity could result in dilution to our existing stockholders.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering, including under the Sales Agreement, at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions, including under the Sales Agreement, may be higher or lower than the price per share paid by any investors in this offering.
Sales of a substantial number of shares of our common stock in the public market could cause the market price of our common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock, impair our ability to raise capital through the sale of additional equity securities, and make it more difficult for our stockholders to sell their common stock at a time and price that they deem appropriate.
We and our executive officers and directors have agreed that, subject to certain exceptions, during the period ending 60 days after the date of this prospectus supplement, we and they will not offer, sell, dispose of or hedge any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, subject to specified limited exceptions, without, in each case, the prior written consent of Goldman Sachs & Co. LLC, who may release any of the securities subject to these lock-up agreements at any time without notice. Shares held by directors, executive officers and other affiliates will be subject to volume limitations under Rule 144 under the Securities Act, and various vesting agreements. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.
In addition, certain of our executive officers, directors and affiliated stockholders have entered or may enter into Rule 10b5-1 plans providing for sales of shares of our common stock from time to time. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the executive officer, director or affiliated stockholder when entering into the plan, without further direction from the executive officer, director or affiliated stockholder. A Rule 10b5-1 plan may be amended or terminated in some circumstances. Our executive officers, directors and affiliated stockholders that have entered into Rule 10b5-1 plans may not purchase or sell the Company’s common stock outside of such Rule 10b5-1 plan as long as such plan is in place.
We have filed an automatic shelf registration statement on Form S-3ASR, which allows us to offer and sell an indeterminate amount of common stock, preferred stock, warrants, debt securities, or units from time to time pursuant to one or more offerings at prices and terms to be determined at the time of the sale.
We have never paid dividends on our capital stock and we do not intend to pay dividends for the foreseeable future. Consequently, any gains from an investment in our common stock will likely depend on whether the price of our common stock increases.
We have never declared or paid any dividends on our common stock and do not intend to pay any dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after any price appreciation as the only way to realize any future gains on their investments.

There are risks, including stock market volatility, inherent in owning our common stock.
The market price and volume of our common stock have been, and may continue to be, subject to significant fluctuations. These fluctuations may arise from general stock market conditions, the impact of risk factors described herein, or changes in the market regarding our business, financial performance and other factors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying base prospectus, as well as the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements relate to, among other matters, future growth, expansion and other expectations regarding future operations, plans and financial performance, expectations plans for product development and licensing to third parties, expectations regarding market penetration, anticipated customer conversions to our products, plans to expand in the international markets and identification and development of potential antibody candidates, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus supplement and in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference. These factors include, among other things:
•
our ability to increase our revenue and our revenue growth rate;

•
our ability to accurately estimate capital requirements and our needs for additional financing;

•
our estimates of the size of our market opportunities;

•
our ability to increase DNA production, reduce turnaround times and drive cost reductions for our customers;

•
our ability to effectively manage our growth and maintain and improve operational efficiency, cost control and gross margin as we scale;

•
our ability to successfully enter new markets and manage our international expansion;

•
our ability to comply with evolving international regulatory requirements, including those in the European Union and other key markets;

•
our ability to develop and commercialize additional products in the synthetic biology, biologic drug industries, including our portfolio of Express products;

•
our ability to leverage our investment in our manufacturing facility in Wilsonville, Oregon;

•
our ability to protect our intellectual property, including our proprietary DNA synthesis platform;

•
costs associated with defending intellectual property infringement and other claims;

•
the effects of increased competition in our business;

•
our ability to keep pace with rapid changes in technology and evolving competitive dynamics;

•
our ability to integrate and leverage artificial intelligence and machine learning technologies to improve operational efficiency, product development and customer solutions;

•
our ability to successfully identify, evaluate and manage any future acquisitions of businesses, solutions or technologies;

•
the success of our marketing efforts;

•
a significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation;

•
our ability to attract and retain qualified employees and key personnel;

•
the effects of natural or man-made catastrophic events or public health emergencies;

•
the effectiveness of our internal controls;

•
changes in government regulation affecting our business;

•
uncertainty as to economic and market conditions and the impact of adverse economic conditions; and

•
other risk factors included under the section titled “Risk Factors.”

You should not rely upon forward-looking statements as predictions of future events. Such statements are based on management’s expectations as of the date of this prospectus supplement and involve many risks and uncertainties that could cause our actual results, events or circumstances to differ materially from those expressed or implied in our forward-looking statements.
You should read this prospectus supplement and the documents that we reference in this prospectus supplement and have filed as exhibits to the registration statement of which this prospectus supplement is a part with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of            shares of our common stock in this offering will be approximately $      million, or approximately $      million if the underwriters exercise their option to purchase additional shares in full, after deducting the underwriting discounts and commissions and estimated offering expenses we expect to pay.
Our management will have broad discretion over the uses of the net proceeds in this offering. We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and short-term investments, to fund research and development investments, expansion of manufacturing capacity, product offerings, and the remainder for working capital and other general corporate purposes. We may also use a portion of the net proceeds and our existing cash, cash equivalents and short-term investments to in-license, acquire or invest in complementary businesses, technology platforms, products or assets. However, we have no current commitments or obligations to do so.
The amounts and timing of our expected use of the net proceeds from this offering represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying upon the judgment of our management regarding the application of these proceeds. We reserve the right to change the use of these proceeds.
Pending application of any net proceeds as described above, net proceeds may be invested temporarily until they are used for their stated purpose or for general corporate purposes.

DILUTION
If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the unaudited net tangible book value per share of our common stock after this offering. As of June 30, 2026, our unaudited net tangible book value was $350.8 million or $5.60 per share of our common stock. We calculate net tangible book value per share by dividing our net tangible assets (total assets, less total liabilities, goodwill and intangible assets) by the shares of our common stock issued and outstanding as of June 30, 2026.
After giving effect to our sale in this offering of       shares of common stock at the public offering price of $      per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted unaudited pro forma net tangible book value as of June 30, 2026 would have been approximately $      million, or $      per share of our common stock. This represents an immediate increase in as adjusted unaudited pro forma net tangible book value of $      per share to existing stockholders and an immediate dilution of $      per share to investors purchasing securities in this offering.
The following table illustrates the dilution:
Public offering price per share			$
Unaudited net tangible book value per share of our common stock as of June 30, 2026		$5.60
Increase in unaudited net tangible book value per share of our common stock attributable to investors in this offering	$
As adjusted unaudited pro forma net tangible book value per share as of June 30, 2026, immediately after this offering			$
Dilution per share to new investors participating in this offering			$
If the underwriters’ option to purchase additional shares in this offering is exercised in full, the as adjusted net tangible book value would be $      per share, the increase in the net tangible book value per share for existing stockholders would be $      per share and the dilution to new investors participating in this offering would be $        per share.
The foregoing tables and calculations (other than the historical net tangible book value calculation) are based on 62,674,150 shares of common stock outstanding as of June 30, 2026, and excludes:
•
997,499 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2026 with a weighted-average exercise price of $33.15 per share;

•
2,602,711 shares of common stock underlying restricted stock units outstanding as of June 30, 2026;

•
2,394,498 shares of common stock underlying performance-based restricted stock units outstanding as of June 30, 2026;

•
2,623,685 shares of common stock reserved for future issuance under the 2018 Plan, as of June 30, 2026, as well as any automatic increases in the number of shares of common stock reserved for issuance under the 2018 Plan;

•
861,767 shares of common stock reserved for future issuance under the 2018 ESPP, as of June 30, 2026, as well as any automatic increases in the number of shares of common stock reserved for issuance under the 2018 ESPP; and

•
272,370 shares of common stock reserved for future issuance under the Inducement Plan as of June 30, 2026.

•
Up to approximately $200.0 million of shares of our common stock that may be sold from time to time under the Sales Agreement.

To the extent that any options are exercised, any restricted stock units vest, any new awards are issued under our 2018 Plan, 2018 ESPP and Inducement Plan, or we otherwise issue additional shares of common stock or securities convertible into shares of our common stock in the future, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans.

DIVIDEND POLICY
We have not paid any cash dividends on our common stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we incur. We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
This section discusses the material U.S. federal income tax considerations of the ownership and sale, exchange or other taxable disposition of our common stock sold pursuant to this offering to a “non-U.S. holder” (as defined below). This discussion does not provide a complete analysis of all potential tax considerations. The information provided below is based upon provisions of the Internal Revenue Code of 1986, as amended, or Code, the Treasury regulations promulgated thereunder, administrative rulings and pronouncements of the Internal Revenue Services, or IRS, and judicial decisions currently in effect. These authorities may change at any time, possibly on a retroactive basis, or the IRS might interpret the existing authorities differently. In either case, the U.S. federal income tax considerations of owning or disposing of our common stock could differ from those described below. As a result, we cannot assure you that the U.S. federal income tax considerations described in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.
This discussion does not address the tax considerations arising under any alternative minimum tax, the net investment income tax, the laws of any state, local or non-U.S. jurisdiction, or under U.S. federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
•
banks, insurance companies or other financial institutions;

•
partnerships or entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•
corporations that accumulate earnings to avoid U.S. federal income tax;

•
tax-exempt or governmental organizations or tax-qualified retirement plans;

•
real estate investment trusts or regulated investment companies;

•
controlled foreign corporations, foreign controlled foreign corporations or passive foreign investment companies;

•
persons who acquired our common stock pursuant to the exercise of an employee stock option or otherwise as compensation for services;

•
brokers or dealers in securities or currencies;

•
traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•
persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•
certain former citizens or long-term residents of the United States;

•
persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•
persons required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement;

•
persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

•
persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes is a beneficial owner of our common stock, the tax treatment of a partner in the partnership or an owner of the entity will depend upon the status of the partner or owner and the activities of the partnership or entity.

Accordingly, this discussion does not address U.S. federal income tax considerations applicable to partnerships that hold our common stock, and partners in such partnerships should consult their tax advisors.
Investors considering the purchase of our common stock should consult their own tax advisors regarding the application of the U.S. federal income, gift and estate tax laws to their particular situations and the consequences of non-U.S., state or local laws, and tax treaties.
Non-U.S. Holder Defined
For purposes of this section, a “non-U.S. holder” is any beneficial owner of our common stock, other than an entity or arrangement taxable as a partnership for U.S. federal income tax purposes, that is not:
•
an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state therein or the District of Columbia or otherwise treated as such for U.S. federal income tax purposes;

•
a trust that (1) is subject to the primary supervision of a U.S. court and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or

•
an estate whose income is subject to U.S. federal income tax regardless of source.

If you are a non-U.S. citizen who is an individual, you may be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the ownership and sale, exchange or other taxable disposition of our common stock.
Distributions
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying in the foreseeable future any cash dividends on our capital stock. In the future, if we make any distributions on shares of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale, exchange or other taxable disposition of our common stock. See the section titled “— Sale, Exchange or other Taxable Disposition of Common Stock.”
Any distribution made to a non-U.S. holder on our common stock that is not effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States will generally be subject to U.S. withholding tax at a 30% rate. Subject to the discussion below regarding the Foreign Account Tax Compliance Act, or FATCA, and backup withholding, the 30% withholding tax might not apply, or might apply at a reduced rate, under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. You should consult your tax advisors regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing an IRS Form W-8BEN or W-8BEN-E (or any successor form to the IRS Form W-8BEN or W-8BEN-E) to us or our paying agent. If the non-U.S. holder holds the stock through a financial institution or other intermediary, the non-U.S. holder will be required to provide appropriate documentation to the applicable withholding agent. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit from the IRS of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner.
Distributions received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder, and, if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States, are not subject to the 30% withholding tax. To obtain this exemption, a non-U.S. holder must provide us with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected distributions, although not subject to U.S. withholding tax, are generally taxed at the same regular rates applicable to U.S. persons, net of certain deductions and credits. Distributions received by corporate non-U.S. holders that are effectively connected with a U.S. trade or business of the corporate non-U.S. holder may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, as adjusted for certain items, although an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence might provide for a lower rate.
Sale, Exchange or other Taxable Disposition of Common Stock
Subject to the discussion below regarding FATCA and backup withholding, non-U.S. holders will generally not be subject to U.S. federal income or withholding tax on any gains realized on the sale, exchange or other taxable disposition of our common stock unless:
•
the gain (1) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (2) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by the non-U.S. holder in the United States (in which case the special rules described below apply);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other taxable disposition of our common stock, and certain other requirements are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by certain U.S.-source capital losses, even though the individual is not considered a resident of the United States, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses); or

•
the rules of the Foreign Investment in Real Property Tax Act, or FIRPTA, treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange or other taxable disposition of our common stock if we are at the time of the sale, exchange, or other taxable disposition, or were within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period, a “United States real property holding corporation,” or USRPHC. In general, we would be a USRPHC if the fair market value of our U.S. real property interests constituted at least half of the fair market value of our business assets and our U.S. and non-U.S. real property interests. If we are or become a USRPHC, as long as our common stock is regularly traded on an established securities market at the time of the disposition, such common stock will be treated as U.S. real property interests subject to the FIRPTA rules only if a non-U.S. holder actually or constructively owns more than 5% of our outstanding common stock at any time within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period. Currently, we believe we are not, and do not anticipate becoming, a USRPHC, however there can be no assurance in this regard.
If any gain from the sale, exchange or other taxable disposition of our common stock (1) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (2) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by such non-U.S. holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same regular rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject to a “branch profits tax.” The branch profits tax rate is equal to 30% of its effectively connected earnings and profits for the taxable year, as adjusted for certain items, although an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence might provide for a lower rate.
Backup Withholding and Information Reporting
Payments of dividends on our common stock will not be subject to backup withholding, provided the non-U.S. holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (and we or our paying agent do not have actual knowledge or reason to know the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied), or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the non-U.S. holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting. The backup withholding rate is currently 24%.
Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder of our common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder and may entitle the holder to a refund from the IRS, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act, or FATCA
FATCA imposes U.S. federal withholding tax of 30% on certain types of U.S. source “withholdable payments” (including dividends and the gross proceeds from the sale, exchange or other taxable disposition of U.S. stock) to “foreign financial institutions,” which are broadly defined for this purpose, and other non-U.S. entities in connection with the failure to comply with certain certification and information reporting requirements regarding U.S. account holders or owners of such institutions or entities. The obligation to withhold under FATCA applies to any dividends on our common stock. While withholding under FATCA would have applied to gross proceeds from the sale, exchange or other taxable disposition of our common stock and to certain “pass-thru” payments received with respect to instruments held through foreign financial institutions after the date on which applicable final Treasury regulations are issued, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely and limit FATCA withholding on these “pass-thru” payments to those payments made two years after the date on which applicable final Treasury regulations are issued. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.
The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of the sale, exchange or other taxable disposition of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC, William Blair & Company, L.L.C., Leerink Partners LLC and Guggenheim Securities, LLC are the representatives of the underwriters (the “Representatives”).
Underwriter	Number of Shares
Goldman Sachs & Co. LLC
William Blair & Company, L.L.C.
Leerink Partners LLC
Guggenheim Securities, LLC
Total
The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.
The underwriters have an option to buy up to an additional           shares of our common stock from us. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional           shares of our common stock from us.
	No Exercise	Full Exercise
Per Share	$	$
Total	$	$
Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $        per share from the public offering price. After the initial offering of the shares, the Representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We have agreed with the underwriters, subject to certain exceptions, during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement (the “restricted period”), not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, without the prior written consent of Goldman Sachs & Co. LLC on behalf of the Representatives, other than (a) the shares of common stock to be sold in this offering, (b) any shares of our common stock issued upon the exercise of stock options or settlement of restricted stock unit awards granted under our stock-based compensation plans (“Stock Plans”), (c) the grant or issuance by us of employee, consultant, or director stock options, restricted stock unit or other equity awards in the ordinary course of business under our Stock Plans described in this prospectus supplement and the accompanying prospectus,

(d) shares registered, or to be registered, on Form S-8 relating to the Stock Plans described in this prospectus supplement and the accompanying prospectus, (e) the issuance of securities (and the filing of resale registration statements on Form S-3 in respect of same) in connection with the acquisition or license by us or any of our subsidiaries of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan assumed by us in connection with any such acquisition or license, (f) the issuance of securities in connection with joint ventures, commercial relationships, or other strategic transactions, or (g) the issuance of up to $5.0 million of shares of our common stock to Invenra Inc. (“Invenra”) pursuant to the License Agreement, dated February 11, 2026, by and between us and Invenra, as amended; provided that, (x) in the case of clauses (e), (f) and (g), the aggregate number of shares issued in all such acquisitions and transactions taken together does not exceed 10.0% of our outstanding shares of common stock following the offering of common stock contemplated by this offering and (y) each person to whom such shares or securities are issued or granted pursuant to clauses (e) and (f) during the restricted period described above executes or has executed a lock-up agreement.
Our executive officers and directors have agreed with the underwriters, subject to certain exceptions, during the restricted period, not to and not to cause or direct any of their affiliates to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, our common stock or such other securities which may be deemed to be beneficially owned by the securityholder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant, collectively the “Securityholder’s Shares”), or publicly disclose the intention to make any offer, sale, pledge or disposition thereof, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securityholder’s Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any Securityholder’s Shares. The securityholder acknowledges and agrees that the foregoing precludes the securityholder from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the securityholder or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Securityholder’s Shares, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Securityholder’s Shares, in cash or otherwise.
Notwithstanding the foregoing, the securityholder may:
(a)
sell any shares of our common stock to be sold by the securityholder pursuant to this offering;

(b)
transfer the Securityholder’s Shares as a bona fide gift or gifts;

(c)
transfer or dispose of the Securityholder’s Shares to any trust for the direct or indirect benefit of the securityholder or the immediate family of the securityholder;

(d)
transfer or dispose of the Securityholder’s Shares to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the securityholder or the immediate family of the securityholder;

(e)
transfer or dispose of the Securityholder’s Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the securityholder;

(f)
distribute the Securityholder’s Shares to partners, members or stockholders of the securityholder;

(g)
transfer to the securityholder’s affiliates or to any investment fund or other entity controlled or managed by, controlling or managing, or under common control with, the securityholder; or

(h)
transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of our common stock and involving a change of control, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, our common stock owned by the securityholder shall remain subject to the restrictions contained in the lock-up agreement; provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d), (e), (f) or (g), each transferee, donee or distributee shall execute and deliver to the Representatives a lock-up agreement; and provided, further, that in the case of any transfer, disposition or distribution pursuant to clause (b), (c), (d), (e), (f) or (g), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 after the expiration of the restricted period referred to above and any such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in (b), (c), (d), (e), (f) or (g), above, as the case may be, or the filing of a required Schedule 13F or 13G) and any such transfer or distribution shall not involve a disposition for value. For purposes of the lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of our voting stock.

Furthermore, notwithstanding the restrictions imposed by the lock-up agreement, the securityholder may, without the prior written consent of Goldman Sachs & Co. LLC (i) exercise any outstanding warrant, or any option to purchase shares of our common stock granted under any of our stock incentive plans or stock purchase plans, provided that the underlying shares of our common stock shall continue to be subject to the restrictions on transfer described herein, (ii) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of our common stock, provided that such plan does not provide for any transfers of our common stock during the restricted period, (iii) transfer or dispose of shares of our common stock acquired in this offering or on the open market following this offering, provided that no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the restricted period (other than a required filing on a Schedule 13F or 13G), (iv) transfer or surrender to us shares of our common stock pursuant to any contractual arrangement that provides us with an option to repurchase such shares of our common stock in connection with the termination of the securityholder’s employment or other service relationship with us, or pursuant to a right of first refusal with respect to transfers of such shares of our common stock or other securities, or on a cashless or “net exercise” basis or to cover tax withholding obligations of the securityholder in connection with the vesting, exercise or settlement of such shares of our common stock or other securities, provided that any filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (iv) above and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or surrender, (v) transfer or dispose of our common stock by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, provided that the recipient of such shares of our common stock shall execute and deliver to the Representatives a lock-up agreement, provided, further that any filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (v) above and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition, and (vi) sell such number of shares of our common stock as is necessary to satisfy applicable tax withholding and remittance obligations of the securityholder arising in connection with the vesting or settlement of our equity awards granted under any plan or arrangement described in this prospectus supplement and the accompanying prospectus (each, a “Sell-to-Cover Transaction”); provided, that, (x) the number of shares of our common stock sold in such Sell-to-Cover Transaction shall not exceed 175,000 shares of our common stock (in the aggregate for our directors and executive officers who are subject to the reporting requirements of Section 16 of the Exchange Act) during the restricted period to satisfy the tax withholding and remittance obligations arising from the applicable vesting or settlement event, (y) such Sell-to-Cover Transaction shall not otherwise involve any sale, disposition or transfer of the Securityholder’s Shares, except as necessary to satisfy such tax withholding and remittance obligations, and (z) any filing under Section 16 of the Exchange Act that is made in connection with any such Sell-to-Cover Transaction during the restricted period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (vi) above and no other public announcement shall be required or shall be made voluntarily in connection with such Sell-to-Cover Transaction. Notwithstanding clause (ii) above, sales of the Securityholder’s Shares may be effected pursuant to a trading plan adopted pursuant to Rule 10b5-1 (an “Existing 10b5-1 Plan”) under the Exchange Act, provided that, (x) such Existing 10b5-1 Plan was entered into prior to the date of this prospectus supplement and (y) any filing under Section 16 of the Exchange Act that is made in connection with any such sales during the restricted period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act and shall also state the date such trading plan was adopted.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “TWST.”
In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the Representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.
We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $      . We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $30,000. The underwriters have also agreed to reimburse us for certain of our expenses incurred in connection with this offering.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided in the past, currently provide, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
European Economic Area
In relation to each Member State of the European Economic Area, each a Relevant Member State, no securities have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant Member State at any time:
(a)   to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or
(c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the securities shall require us or any of the underwriters or any of their respective affiliates to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom except that the securities may be offered to the public in the United Kingdom at any time:
(a)
where the offer is conditional on the admission of securities to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR);

(b)
to any qualified investor as defined under paragraph 15 of Schedule 1 of the POATR;

(c)
to fewer than 150 persons (other than qualified investors as defined under paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the Representatives for any such offer; or

(d)
in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication to any person which presents sufficient information on: (a) the securities to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the securities and the expressions “POATR” means the Public Offers and Admissions to Trading Regulations 2024.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of

Singapore, or the “SFA”) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This offering document does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This offering document contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering document is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Dubai International Financial Centre
This offering document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This offering document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth in this prospectus and has no responsibility for the offering document. The securities to which this offering document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this offering document you should consult an authorized financial advisor.
Switzerland
We have not and will not register with the Swiss Financial Market Supervisory Authority, or the FINMA, as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended, or CISA, and accordingly the securities being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or CISO, such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described in this prospectus and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Brazil
The offer and sale of the securities have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM resolution no 160, dated 13 July 2022, as amended (“CVM Resolution 160”), or unauthorized distribution under Brazilian laws and regulations. The securities may only be offered to Brazilian professional investors (as defined by applicable CVM Regulation), who may only acquire the securities through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.
United Arab Emirates
The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority.

LEGAL MATTERS
The validity of the shares of our common stock offered by this prospectus supplement will be passed upon for the company by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Cooley LLP, San Francisco, California, is acting as counsel for the underwriters in connection with this offering.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2025, and the effectiveness of our internal control over financial reporting as of September 30, 2025, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying base prospectus are part of the automatic registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and do not contain all the information set forth or incorporated by reference in the registration statement, this prospectus supplement and the accompanying base prospectus. Whenever a reference is made in this prospectus supplement or the accompanying base prospectus to any of our contracts, agreements or other documents that are filed as exhibits to the registration statement or any document incorporated by reference therein, the reference may not be complete and you should refer to such exhibits for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.
Our website address is www.twistbioscience.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website or any of our social media channels is not a part of, and is not incorporated into, this prospectus supplement and the accompanying base prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is part of this prospectus supplement, and information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement (other than, in each case, documents or information that have been furnished and not filed in accordance with SEC rules) until the termination of the registration statement of which this prospectus supplement is a part:
•
Our Annual Report on Form 10-K for the year ended September 30, 2025, as filed with the SEC on November 17, 2025;

•
Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2025, March 31, 2026, and June 30, 2026 filed on February 2, 2026 (and amended on February 26, 2026), May 4, 2026, and August 3, 2026, respectively;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 6, 2026;

•
Our Current Reports on Form 8-K filed with the SEC on February 6, 2026 and February 17, 2026; and

•
The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on October 25, 2018, as updated by the description of our capital stock included in Exhibit 4.5 of our Annual Report on Form 10-K filed with the SEC on November 27, 2020, and any other amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus supplement, or in a document all or a portion of which is incorporated by reference in this prospectus supplement, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following:
Twist Bioscience Corporation
681 Gateway Blvd.
South San Francisco, CA 94080
Telephone: (800) 719-0671

PROSPECTUS
Twist Bioscience Corporation
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

From time to time, we or any selling securityholders may offer and sell any combination of the securities described in this prospectus in one or more offerings. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We or any selling securityholders may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered. We will not receive any of the proceeds from the sale of securities by the selling securityholders.
This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering and, if applicable, the selling securityholders, will be set forth in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “TWST”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.
We or any selling securityholders may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to one or more purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the accompanying prospectus supplement. The price to the public of such securities and the net proceeds we or the selling securityholders expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling securityholders. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 4 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 18, 2026.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (SEC), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the Securities Act), using a “shelf” registration process. Under this process, we and/or the selling securityholders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time in one or more offerings. Before purchasing any securities, you should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
This prospectus only provides you with a general description of the securities we or any selling securityholders may offer. Each time we or any selling securityholders sell a type or series of securities under this prospectus, we or the selling securityholders, as the case may be, will provide a prospectus supplement that will contain more specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, the selling securityholders. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement.
This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Twist”, “we”, “us”, “our”, the “company” or similar references refer to Twist Bioscience Corporation and its subsidiaries; and the term “securities” refers collectively to our common stock, preferred stock, warrants, debt securities, units or any combination of the foregoing securities.
We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus and the information incorporated herein by reference contains references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Twist”, “we”, “us”, “our”, the “company” or similar references refer to Twist Bioscience Corporation and its subsidiaries, if any, unless otherwise specified.
Company Overview
We provide customizable solutions across the biological continuum that enable scientific discovery and development across therapeutics, diagnostics and other high-growth markets. Our proprietary silicon-based platform delivers precision, scale and speed, supporting consistent, high-quality performance across a broad range of applications.
At the core of our platform is a differentiated method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. By integrating proprietary hardware, software and scalable infrastructure, including our e-commerce platform, we achieve high levels of precision, automation and throughput at a lower cost relative to legacy methods.
We have extended this platform beyond DNA synthesis to offer an integrated portfolio that includes multiple products and services, including clonal genes, next-generation sequencing (“NGS”), sample preparation tools, antibody libraries and biologics discovery services. These solutions are designed to improve research efficiency, accelerate development timelines and deliver reproducible, high-quality data. Leveraging the same platform, we also manufacture synthetic RNA, express antibody proteins, perform characterization assays and deliver data to customers and partners.
Our solutions DNA synthesis and protein solutions (“DSPS”) and NGS applications, support a wide range of applications, including traditional and AI-enabled therapeutics discovery, diagnostic development, industrial and applied research, agricultural biotechnology and academic research. By increasing efficiency and scalability in research and development, we support efforts to improve human health and sustainability.
We serve more than 3,800 customers annually across therapeutics, diagnostics, industrial and applied markets, academia, government and global supply partners. Our multi-channel commercial strategy includes direct sales teams aligned to key markets, an e-commerce platform that enables customers to design, validate and order customized products on demand, with real-time pricing and order tracking, a custom API for those wishing to order directly, an inside sales team and OEM agreements with many companies to expand our reach.
Corporate Information
We were incorporated in Delaware on February 4, 2013. Our principal executive offices are located at 681 Gateway Blvd., South San Francisco, CA 94080. Our telephone number at that location is (800) 719-0671. Our corporate website address is www.twistbioscience.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website to be part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
The Securities We May Offer
We may offer shares of common stock, shares of preferred stock, debt securities, warrants, either individually or in units from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “TWST.” Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.
We refer to our common stock, preferred stock, debt securities, warrants and units in this prospectus as “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, as described below under “Plan of Distribution.”
Use of Proceeds
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise indicated in one or more prospectus supplements to this prospectus, we anticipate the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement or free writing prospectus, and from the exercise of any convertible securities, if any, will be used for general corporate purposes.
Nasdaq Global Select Market Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “TWST.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent quarterly reports on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.” Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.
We could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us or a particular offering in the future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements are also identified by the words “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” and variations of such words and similar expressions. You should not rely upon forward-looking statements as predictions of future events. Such statements are based on management’s expectations as of the date of this filing and involve many risks and uncertainties that could cause our actual results, events or circumstances to differ materially from those expressed or implied in our forward-looking statements.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. Forward-looking statements may include, but are not limited to, statements about:
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our ability to increase our revenue and our revenue growth rate;

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our ability to accurately estimate capital requirements and our needs for additional financing;

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our estimates of the size of our market opportunities;

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our ability to increase DNA production, reduce turnaround times and drive cost reductions for our customers;

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our ability to effectively manage our growth and maintain and improve operational efficiency, cost control and gross margin as we scale;

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our ability to successfully enter new markets and manage our international expansion;

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our ability to comply with evolving international regulatory requirements, including those in the European Union and other key markets;

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our ability to develop and commercialize additional products in the therapeutics, diagnostics, industry and applied, academic research and government and global supply partners revenue industries, including our portfolio of Express products;

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our ability to leverage our investment in our manufacturing infrastructure;

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our ability to protect our intellectual property, including our proprietary DNA synthesis platform;

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costs associated with defending intellectual property infringement and other claims;

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the effects of increased competition in our business;

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our ability to keep pace with rapid changes in technology and evolving competitive dynamics;

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our ability to integrate and leverage artificial intelligence and machine learning technologies to improve operational efficiency, product development and customer solutions;

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our ability to successfully identify, evaluate and manage any future acquisitions of businesses, solutions or technologies;

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the success of our marketing efforts;

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a significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation;

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our ability to attract and retain qualified employees and key personnel;

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the effects of natural or man-made catastrophic events or public health emergencies;

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the effectiveness of our internal controls;

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changes in government regulation affecting our business;

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uncertainty as to economic and market conditions and the impact of adverse economic conditions; and

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other risk factors included under the section titled “Risk Factors”

You should not rely upon forward-looking statements as predictions of future events. Such statements are based on management’s expectations as of the date of this prospectus and involve many risks and uncertainties that could cause our actual results, events or circumstances to differ materially from those expressed or implied in our forward-looking statements.
You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectuses that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes. General corporate purposes may include, but are not limited to, additions to working capital, capital expenditures, future acquisitions or in-licensing of technology or complementary businesses, or other assets, investments in our subsidiaries, stock repurchases or repayment or refinancing of indebtedness. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in a variety of capital preservation instruments or hold as cash.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of any securities by any selling securityholders.

SELLING SECURITYHOLDERS
In addition to covering the offering of the securities described in this prospectus by us, this prospectus covers the offering of securities by selling securityholders. Information about selling securityholders, if any, will be set forth in a prospectus supplement, in a free writing prospectus, in an amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act, which are incorporated by reference.

DESCRIPTION OF OUR CAPITAL STOCK
General
The following is a summary of the rights of our common stock and preferred stock and certain provisions of our amended and restated certificate of incorporation, as amended, and amended and restated bylaws as they are currently in effect, which we refer to in this section as our certificate of incorporation and bylaws, respectively. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed with the SEC.
Our authorized capital stock consists of 210,000,000 shares, of which 200,000,000 shares are designated as common stock, par value $0.00001 per share, and 10,000,000 shares, are designated as preferred stock, par value $0.00001 per share. As of March 31, 2026, we had 62,154,412 shares of common stock outstanding, and no shares of preferred stock issued and outstanding.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Holders of common stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and distribution of the liquidation preferences of any then outstanding shares of preferred stock. There are no redemption or sinking fund provisions applicable to the common stock.
Stock Exchange Listing
Our common stock is listed on the Nasdaq Global Select Market. The trading symbol for our common stock is “TWST.”
Transfer Agent and Registrar
Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock. Equiniti Trust Company, LLC’s address is 28 Liberty Street, 53rd Floor, New York, New York 10005.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to designate and issue up to the total number of authorized shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon each such series of preferred stock, including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, redemption prices, liquidation preference and sinking fund terms, any or all of which may be greater than or senior to the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments or payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of delaying, deterring or preventing a change of control or other corporate action.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and our bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated preferred stock
As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.
Limits on ability of stockholders to act by written consent or call a special meeting
Our certificate of incorporation provides that our stockholders may not act by written consent, which may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws.
In addition, our bylaws provide that special meetings of the stockholders may be called only by the majority of our board of directors, the chairperson of our board of directors or the chief executive officer (or president in the absence of a chief executive officer). Stockholders may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.
Requirements for advance notification of stockholder nominations and proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
Board classification
Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class serve three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board.
No cumulative voting
Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.
Amendment of charter and bylaws provisions
The amendment of the above provisions of our certificate of incorporation requires approval by holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors. The amendment of certain provisions of our bylaws also requires approval by the holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors.
Delaware anti-takeover statute
We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”) regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

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prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

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at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
These provisions of Delaware law and of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.
Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, any action asserting a claim against us arising pursuant to any provisions of the DGCL, our certificate of incorporation or our bylaws, any action or proceeding asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware or any action asserting a claim against us that is governed by the internal affairs doctrine, subject in each case to the Court of Chancery having personal jurisdiction over the parties named as defendants therein. The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
In addition, our certificate of incorporation provides that the U.S. federal district courts are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations. While the Delaware Supreme Court determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring such a claim arising under the Securities Act against us, our directors, officers or other employees in a venue other than in the U.S. federal district courts. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our certificate of incorporation, and this may require significant additional costs associated with resolving such action in other jurisdictions.

DESCRIPTION OF OUR DEBT SECURITIES
The debt securities will constitute either senior or subordinated debt of Twist Bioscience Corporation. The debt securities that are sold may be exchangeable for and/or convertible into shares of common stock or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities or warrants or any combination of such securities.

PLAN OF DISTRIBUTION
We and any selling securityholder, as applicable, may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
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to or through underwriters or dealers;

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on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions other than on these exchanges or systems or in the over-the-counter market;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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directly to purchasers;

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a combination of any of these methods of sale; and

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any other method permitted pursuant to applicable law.

We will describe the method of distribution of the securities in the applicable prospectus supplement. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on The Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to whether an active trading market will develop for the offered securities or the liquidity of the trading market for any of the securities. We have no current plans for listing of the preferred stock, debt securities, warrants or units on any securities exchange or quotation system. Any such listing with respect to any particular preferred stock, debt securities, warrants or units will be described in the applicable prospectus supplement or other offering materials, as the case may be.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us as well as any other offering expenses. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M that stabilize, maintain or otherwise affect the price of the offered securities. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2025, and the effectiveness of our internal control over financial reporting as of September 30, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on the “Investor Relations” page of our website at www.twistbioscience.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) until the termination of the registration statement of which this prospectus is a part:
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Our Annual Report on Form 10-K for the year ended September 30, 2025, as filed with the SEC on November 17, 2025;

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Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2025 and March 31, 2026, filed on February 2, 2026 (and amended on February 26, 2026) and May 4, 2026, respectively;

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Our Current Reports on Form 8-K filed with the SEC on February 6, 2026 and February 17, 2026; and

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The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on October 25, 2018, as updated by the description of our capital stock included in Exhibit 4.5 of our Annual Report on Form 10-K filed with the SEC on November 27, 2020, and any other amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:
Twist Bioscience Corporation
681 Gateway Blvd.
South San Francisco, CA 94080
Telephone: (800) 719-0671

$250,000,000
Common Stock

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC	William Blair	Leerink Partners	Guggenheim Securities
                 , 2026